Exhibit 99.7

WOLVERINE WORLDWIDE 9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE

CONTACT: Christi Cowdin

(616) 866-6271

WOLVERINE WORLDWIDE ANNOUNCES

OFFERING OF SENIOR NOTES

Rockford, Mich. — Sept. 24, 2012 — Wolverine Worldwide (NYSE: WWW) today announced that it intends to offer $375 million aggregate principal amount of senior notes due 2020 (the “Notes”). The Company intends to use the net proceeds from the offering to finance, in part, its acquisition of the Performance + Lifestyle Group business (the “PLG Business”) of Collective Brands, Inc. (“CBI”), repay any amounts outstanding under, and terminate, its existing revolving credit facility, repay certain of CBI’s indebtedness, and pay related fees and expenses. The Notes will be guaranteed by certain of the Company’s domestic subsidiaries.

The Notes and related guarantees will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The Notes have not been registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This press release contains forward-looking statements. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: the possibility that the acquisition of the PLG Business does not close; the Company’s ability to realize the benefits of the acquisition of the PLG Business on a timely basis or at all; the Company’s ability to combine its businesses and the PLG Business successfully or in a timely and cost-efficient manner; failure to obtain any required financing on favorable terms; the degree of business disruption relating to the acquisition of the PLG Business; the Company’s ability to successfully develop its brands and businesses; changes in interest rates, tax laws, duty structures, tariffs, quotas or applicable assessments in countries of import and export including anti-dumping measures and trade defense actions; changes in consumer preferences, spending patterns, buying patterns or price sensitivity; changes in future pension funding requirements and pension expenses; the ability to secure and protect owned intellectual property or use licensed intellectual property; cancellation of orders for future delivery, or the failure of the Department of Defense to exercise future purchase options, award new contracts or the cancellation of existing contracts by the Department of Defense or other military purchasers; changes in planned customer demand, re-orders or at-once orders; changes in relationships with, including the loss of, significant customers; the availability and pricing of footwear manufacturing capacity; reliance on foreign sourcing; failure of international licensees and distributors to meet sales goals or to make timely payments on amounts owed; disruption of technology systems; regulatory or other changes affecting the supply or price of materials used in manufacturing; the impact of regulatory or legal proceedings and legal compliance risks; the availability of power, labor and resources in key foreign sourcing countries, including China; the cost, availability and management of raw materials, inventories, services and labor for owned and contract manufacturers; the impact of competition and pricing; the impact of restrictions on, or changes in the value of, foreign currencies; the development of new initiatives; the risks of doing business in developing countries, and politically or economically volatile areas; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions, including the financial and credit markets, on the Company, its suppliers and customers; acts and effects of war and terrorism; seasonality and weather; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; the failure to maintain the security of personally identifiable and other information of customers, stockholders and employees; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.

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